Exhibit 99.1

Greenlane Reports Record Q4 2021 Revenue of $56.0 Million, Up 54% Year-over-Year

Company Expects Newly Implemented Strategic Plan to Result in Positive Adjusted EBITDA by Q3 2022

BOCA RATON, Fla., March 30, 2022 – Greenlane Holdings, Inc. (“Greenlane” or "the Company”) (Nasdaq: GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today reported financial results for the fourth quarter and full year ended December 31, 2021 ("Q4 2021" and "FY 2021").

Recent Highlights

•Total revenue for Q4 2021 increased 54% to $56.0 million, compared to $36.3 million for Q4 2020. Total revenue for 2021 increased 20.1% to $166.1 million, compared to $138.3 million for 2020.
•Sales of Greenlane Brands increased 16.9% to $7.4 million, or 13.2% of total revenue, in Q4 2021 compared to $6.3 million, or 17.5% of total revenue for Q4 2020. Sales of Greenlane Brands increased 52.3% to $34.8 million, or 21.0% of total revenue, in 2021 compared to $22.8 million, or 16.5% of total revenue, in 2020.
•Implemented a new strategic plan (the "2022 Plan") to accelerate the path to profitability and capitalize the business in a non-dilutive manner by reducing headcount and facility footprint, disposing of non-core assets, discontinuing distribution and selling of lower-margin 3rd-party brands, and securing an asset-based loan to support the Company's long-term working capital needs. The Company expects the 2022 Plan to:
◦Reduce adjusted SG&A (defined as SG&A excluding depreciation and amortization; see note labeled "Adjusted SG&A" below for a further explanation of this metric) by nearly 40% on a quarterly basis to between approximately $14 million and $16 million in Q3 2022, down from $26.6 million in Q3 2021
◦Help the Company achieve positive adjusted EBITDA by Q3 2022
◦Generate liquidity in excess of $30 million if all measures are successful
•Fully achieved the committed synergy cost savings with over $20 million per year saved as a result of the merger with KushCo Holdings, Inc. ("KushCo")
•Appointed corporate restructuring consultant and seasoned business leader Craig Snyder as new Chief Commercial Officer, who will be responsible for the Company’s sales and “go-to-market” strategy
•Received approval from U.S. Postal Service to ship B2B electronic nicotine delivery systems products, rendering 97%+ of Company's shipments eligible for shipment using major carriers or freight
•Completed the acquisition of industry leading vaporizer brand DaVinci, expanding the Greenlane Brands portfolio and intellectual property portfolio

Management Commentary

"2021 was one of the most pivotal years in Greenlane's 17-year history," said Nick Kovacevich, CEO of Greenlane. "Not only did we complete our transformational merger with KushCo—creating the industry's leading ancillary cannabis company and house of brands—but we also strengthened our Greenlane Brands portfolio with the acquisitions of Eyce and DaVinci, which gave us a strong platform entering the new year. 2022 has been off to a strong start, building on the progress we made last year, most notably through the introduction and implementation of our 2022 Plan to streamline the organization, reduce our cost structure, and capitalize the business in a non-dilutive manner. While the overall cannabis industry is facing headwinds in the form of inflation, supply chain disruptions, and stock price declines, we are positioning ourselves to weather the storm, accelerate our path to profitability, and ensure we have a stable and scalable business that can drive profitable growth in the long run. To that end, Q4 represented another step in the right direction.

"Net sales for the quarter grew 54% year-over-year to $56.0 million, which included a full quarter of KushCo sales for the first time. While sales would have declined year-over-year if KushCo's sales contribution was removed, due to a decline in lower-margin third-party sales, we are pleased that we have successfully shifted away from these lower-quality sales, and instead focused more on our proprietary and higher-margin Greenlane Brands, which increased 17% year-over-year to $7.4 million for the quarter. Growing our in-house brands remains a key focus, as it helps expand our strategic moat, margins, revenue, and profitability, as we look to become the leading house of brands in the ancillary cannabis industry."

"Looking ahead to the remainder of 2022, we will be focused on executing our 2022 Plan to reduce nonessential costs, dispose non-core assets, secure non-dilutive funding in the form of an asset-based loan, and scale our Greenlane Brands. With the introduction of this new plan, we are retracting our previously communicated 2022 and 2023 sales targets for our Greenlane Brands, due to some of the challenges of forecasting growth rates in this current climate. However, we expect continued growth in this core part of our business and expect our 2022 Plan to help us achieve positive adjusted EBITDA by Q3 of 2022. This should position us for stronger and more sustainable growth entering 2023. Overall, we're encouraged by the progress we have made thus far, and know the work that is needed to be done to get Greenlane profitable and performing at optimal levels. Now is the time for us to execute our plan, which we expect will drive stronger results for our customers, partners, shareholders, and employees."

Financial Summary

	Three Months Ended December 31,		%	Year Ended December 31,		%
($ in thousands)	2021	2020	Change	2021	2020	Change
Net Sales	$56,022	$36,272	54.4%	$166,060	$138,304	20.1%
Greenlane Brands Sales	7,409	6,339	16.9%	34,790	22,847	52.3%
% of Net Sales	13.2%	17.5%		21.0%	16.5%
Cost of Sales	$43,549	$30,120	44.6%	$138,381	$115,539	19.8%
Gross Profit	12,473	6,152	102.7%	27,679	22,765	21.6%
Gross Margin	22.3%	17.0%		16.7%	16.5%
Salaries, Benefits & Payroll Taxes	10,854	7,164	51.5%	34,012	24,909	36.5%
General and Administrative	10,815	9,557	13.2%	41,700	35,315	18.1%
Net Loss	(11,154)	(10,860)	2.7%	(53,423)	(47,704)	12.0%
Adjusted EBITDA	(6,588)	(7,201)	(8.5)%	(22,050)	(24,352)	(9.5)%
Cash				$12,857	$30,435	(57.8)%

Net sales were $56.0 million in Q4 2021, compared to $36.3 million in Q4 2020, an increase of 54.4%. For the full year, net sales were $166.1 million in 2021, compared to $138.3 million in 2020, an increase of 20.1%. The year-over-year increase in net sales was primarily driven by the KushCo merger. The increase was partially offset by lower sales of lower-margin third-party brands, as part of the Company's continued focus on shifting away from these product categories and focusing more on higher-margin proprietary Greenlane Brands.

Gross profit was $12.5 million, or 22.3% of net sales in Q4 2021, compared to $6.2 million, or 17.0% of net sales in Q4 2020. For the full year, gross profit was $27.7 million, or 16.7% of net sales in 2021, compared to $22.8 million, or 16.5% of net sales in 2020.

As of December 31, 2021, cash totaled $12.9 million, and working capital was $53.8 million in comparison to working capital of $54.2 million as of December 31, 2020.

	Three Months Ended December 31,		%	For The Year Ended December 31,		%
($ in thousands)	2021	2020	Change	2021	2020	Change
Consumer Goods	$24,873	$32,670	(23.9)%	$110,105	$122,186	(9.9)%
Industrial Goods	31,149	3,602	764.8%	55,955	16,118	247.2%

Net sales for our Consumer Goods reporting segment totaled $24.9 million in Q4 2021, compared to approximately $32.7 million in the same period in 2020. For the full year, net sales for our Consumer Goods reporting segment decreased to $110.1 million, compared to $122.2 million in 2020. The year-over-year decrease was due to a reduction in sales of lower-margin third-party brands, as part of the Company's strategy to focus on its higher-margin proprietary Greenlane Brands. The Consumer Goods segment focuses on serving consumers across wholesale, retail and e-commerce operations—through both the Company's proprietary brands, including Eyce, DaVinci, VIBES, Marley Natural, Keith Haring, and Higher Standards, as well as lifestyle products and accessories from leading brands, like PAX, Storz and Bickel, Grenco Science, and many more.

Net sales for our Industrial Goods reporting segment were approximately $31.1 million for Q4 2021 compared to approximately $3.6 million in the same period in 2020. For the full year, net sales for our Industrial Goods reporting segment increased to $56.0 million, compared to $16.1 million in 2020. The year-over-year increase was due to the merger with KushCo, which was completed on August 31, 2021. The Industrial Goods segment focuses on serving the premier cannabis brands, operators, and retailers through our wholesale operations by providing ancillary products essential to their growth, such as customizable packaging and supply products, which includes our house brand Pollen Gear and vaporization solutions offering which includes CCELL branded products.

Conference Call Information

Greenlane management will host a scheduled conference call and webcast tomorrow, Thursday, March 31 at 8:30 a.m. Eastern time to discuss the results for its fourth quarter and full year ended December 31, 2021, followed by a question-and-answer session. The call will be webcast with an accompanying slide deck, which will be accessible by visiting the Financial Results page of Greenlane’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number below or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

DATE:	Thursday, March 31st, 2022
TIME:	8:30 a.m. Eastern Time
WEBCAST:	Click to access
DIAL-IN NUMBER:	877-545-0523 (Toll-Free) 973-528-0016 (International)
CONFERENCE ID:	794281
REPLAY:	877-481-4010 or 919-882-2331 Replay Passcode: 44973 Available until April 14th, 2022

If you have any difficulty connecting with the conference call or webcast, please contact Greenlane’s investor relations at ir@greenlane.com or 714-539-7653.

About Greenlane Holdings, Inc.

Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful house of brands and omni-channel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers’ growth.

Founded in 2005, Greenlane serves a diverse and expansive customer base with more than 8,500 retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. As a pioneer in the cannabis space, Greenlane is the partner of choice for many of the industry’s leading multi-state operators, licensed producers, and brands, including PAX Labs, Storz & Bickel (Canopy-owned), Cookies, Grenco Science, and CCELL.

We proudly own and operate a diverse brand portfolio including EYCE silicone pipes, DaVinci vaporizers, Pollen Gear™, the K.Haring Glass Collection by Higher Standards, Marley Natural™, and VIBES™ rolling papers. Higher Standards, Greenlane’s flagship brand, offers both a high-end product line and immersive retail experience with ground-breaking stores in New York City’s Chelsea Market and Malibu, California. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.

For additional information, please visit: https://gnln.com/.

Investor Contact
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@greenlane.com

Non-GAAP Measures

Adjusted EBITDA

Greenlane discloses Adjusted EBITDA, which is a non-GAAP performance measure because management believes this measure assists investors and analysts in assessing our overall operating performance and evaluating how well we are executing our business strategies. You should not consider Adjusted EBITDA as alternatives to net loss, as determined in accordance with U.S. GAAP, as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•Adjusted EBITDA does not include interest expense, which has been a necessary element of our costs, and income tax payments we may be required to make;
•Adjusted EBITDA does not reflect equity-based compensation;
•Adjusted EBITDA does not reflect equity-based compensation;
•Adjusted EBITDA does not reflect other one-time expenses and income, including consulting costs related to the implementation of our ERP system and the reversal of an allowance against indemnification receivables associated with the EU VAT liability;
•Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because Adjusted Net Loss and Adjusted EBITDA do not account for these items, these measures have material limitations as indicators of operating performance. Accordingly, management does not view Adjusted Net Loss or Adjusted EBITDA in isolation or as substitutes for measures calculated in accordance with U.S. GAAP.

Adjusted SG&A

Adjusted SG&A is a supplemental non-GAAP financial measure, which the Company calculates as total selling, general and administrative expenses less depreciation and amortization expense. The Company believes this measure is helpful to investors because it gives investors information about cash operating expenses.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company's business, including the achievement of positive adjusted EBITDA; the Company’s financing, capitalization and personnel strategies; expected benefits and cost savings from the strategic plans described herein; and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Additional information is also set forth in Greenlane's Annual Report on Form 10-K for the year ended December 31, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except par value per share amounts)

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$12,857	$30,435
Accounts receivable, net of allowance of $1,285 and $1,084 at December 31, 2021 and 2020, respectively	14,690	6,330
Inventories, net	66,982	36,064
Vendor deposits	18,475	11,289
Assets held for sale	75	1,073
Other current assets	11,658	10,892
Total current assets	124,737	96,083

Property and equipment, net	20,851	12,201
Intangible assets, net	84,710	5,945
Goodwill	41,860	3,280
Operating lease right-of-use assets	9,128	3,104
Other assets	4,541	2,037
Total assets	$285,827	$122,650

LIABILITIES
Current liabilities
Accounts payable	$23,041	$18,405
Accrued expenses and other current liabilities	25,128	19,390
Customer deposits	7,924	2,729
Current portion of notes payable	11,615	182
Current portion of operating leases	3,091	966
Current portion of finance leases	169	184
Total current liabilities	70,968	41,856

Notes payable, less current portion and debt issuance costs, net	10,607	7,844
Operating leases, less current portion	6,142	2,524
Finance leases, less current portion	72	205
Other liabilities	1,674	964
Total long-term liabilities	18,495	11,537
Total liabilities	89,463	53,393

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 600,000 shares authorized, and 85,210 shares issued and outstanding as of December 31, 2021; 125,000 shares authorized, 13,322 shares issued and outstanding as of December 31, 2020	852	133
Class B common stock, $0.0001 par value per share, 30,000 shares authorized, and 21,745 shares issued and outstanding as of December 31, 2021; 10,000 shares authorized, and 3,491 shares issued and outstanding as of December 31, 2020	2	1
Class C Common stock, $0.0001 par value per share, no shares authorized as of December 31, 2021; 100,000 shares authorized, and 76,039 shares issued and outstanding as of December 31, 2020	—	8
Additional paid-in capital	228,894	39,742
Accumulated deficit	(55,544)	(24,848)
Accumulated other comprehensive income (loss)	324	29
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	174,528	15,065
Non-controlling interest	21,836	54,192
Total stockholders’ equity	196,364	69,257
Total liabilities and stockholders’ equity	$285,827	$122,650

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net sales	$56,022	$36,272	$166,060	$138,304
Cost of sales	43,549	30,120	138,381	115,539
Gross profit	12,473	6,152	27,679	22,765

Operating expenses:
Salaries, benefits and payroll taxes	10,854	7,164	34,012	24,909
General and administrative	10,815	9,557	41,700	35,315
Goodwill impairment charge	—	—	—	8,996
Depreciation and amortization	2,304	561	4,689	2,520
Total operating expenses	23,973	17,282	80,401	71,740
Loss from operations	(11,500)	(11,130)	(52,722)	(48,975)

Other income (expense), net:
Interest expense	(206)	(102)	(574)	(437)
Other income (expense), net	573	419	(117)	1,902
Total other income (expense), net	367	317	(691)	1,465
Loss before income taxes	(11,133)	(10,813)	(53,413)	(47,510)
Provision for income taxes	21	47	10	194
Net loss	(11,154)	(10,860)	(53,423)	(47,704)
Less: Net loss attributable to non-controlling interest	(4,151)	(7,348)	(22,840)	(33,187)
Net loss attributable to Greenlane Holdings, Inc.	$(7,003)	$(3,512)	$(30,583)	$(14,517)

Net loss attributable to Class A common stock per share - basic and diluted	$(0.09)	$(0.27)	$(0.79)	$(1.22)
Weighted-average shares of Class A common stock outstanding - basic and diluted	81,720	13,105	38,595	11,947

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2021	2020	2021	2020
Net loss	$(11,154)	$(10,860)	$(53,423)	$(47,704)
EU VAT indemnification allowance adjustment [1]	—	—	(1,692)	—
Other (expense) income, net [2]	(749)	(419)	(59)	(1,902)
Provision for (benefit from) income taxes	21	47	10	194
Interest expense	206	102	574	437
Non-recurring system implementation and website-development expenses [3]	283	62	1,766	215
Restructuring expenses [4]	1,337	370	2,024	1,229
Equity-based compensation expense	960	672	5,722	853
Depreciation and amortization	2,305	561	4,690	2,520
Legal, professional fees and insurance expenses related to M&A transactions [5]	203	—	8,015	903
One-time early termination fee on operating lease in connection with moving to a centralized distribution center model [6]	—	—	—	262
Allowances for uncollectible vendor deposits incurred in connection with management's strategic initiative [7]	—	—	1,657	822
Adjustments related to product rationalization to increase inventory turnover of slow-selling products [7]	—	—	8,666	3,222
Obsolete inventory charges related to management's strategic initiative [7]	—	—	—	1,137
Loss related to indemnification asset not probable of recovery [1]	—	2,264	—	4,464
Goodwill impairment charge [8]	—	—	—	8,996
Adjusted EBITDA Loss	$(6,588)	$(7,201)	$(22,050)	$(24,352)

(1)Adjustment to reserve allowance for indemnification receivable from ARI's sellers primarily due to decrease of outstanding payable resulting from lower-than-expected interest and penalties.
(2)Includes rental and interest income and other miscellaneous income.
(3)Includes non-recurring expenses related to multiple software implementations, including the ERP implementation; along with non-recurring website development expenses.
(4)Includes severance payments for employees terminated as part of transformation plans and post-merger restructuring expenses
(5)Non-recurring M&A legal, professional services, Directors and Officers insurance costs relating to the KushCo merger.
(6)Severance related to European reduction in force and one-time termination fee for Visalia lease.
(7)Includes certain non-recurring charges related to management's strategic initiative. These adjustments were incurred liquidate inventory on hand and on order, rationalize product offerings, improve inventory turnover of slow-selling products and vacate warehouse space for products with higher margin and marketability, along with synchronizing post-merger sales and inventory strategies.
(8)Impairment expense recognized on our United States reporting unit's goodwill.

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2021	2020	2021	2020
Salaries, benefits and payroll taxes	$10,854	$7,164	$34,012	$24,909
General and administrative	10,815	9,557	41,700	35,315
Adjusted SG&A	$21,669	$16,721	$75,712	$60,224
Goodwill impairment charge [1]	—	—	—	8,996
Depreciation and amortization	2,304	561	4,689	2,520
Total operating expenses	$23,973	$17,282	$80,401	$71,740

(1)Impairment expense recognized on our United States reporting unit's goodwill.